Exhibit 4.2

ENSTAR GROUP LIMITED
AND
THE BANK OF NEW YORK MELLON, as TRUSTEE
_________________
FOURTH SUPPLEMENTAL INDENTURE
Dated as of August 24, 2021 to
SENIOR INDENTURE
Dated as of March 10, 2017
_________________
3.100% Senior Notes due 2031

TABLE OF CONTENTS

EXHIBIT A     Form of Notes

i

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 24, 2021 (this “Supplemental Indenture”), between Enstar Group Limited, an exempted company formed under the laws of Bermuda (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), under the Indenture (as defined below).
RECITALS
WHEREAS, the Issuer executed and delivered the senior indenture, dated as of March 10, 2017 (the “Indenture”), between the Issuer and the Trustee to provide for the issuance from time to time of its debt securities (the “Securities”), to be issued in one or more series;
WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of Securities under the Indenture to be known as its “3.100% Senior Notes due 2031” (the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
WHEREAS, the Board of Directors of the Issuer, pursuant to the resolutions duly adopted on February 25, 2021, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Issuer to execute any and all documents necessary or appropriate to effect such issuance;
WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.1, 2.3 and 8.1(a)(v) of the Indenture;
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture;
AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects.
NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Issuer covenants and agrees with the Trustee, as follows:
ARTICLE I

Definitions
SECTION 1.1. Conventions. Unless the context otherwise requires:
(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;
(b) words in the singular include the plural, and in the plural include the singular;
(c) references herein to Section numbers are references to Sections of this Supplemental Indenture; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
SECTION 1.2. Certain Terms Defined.
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Issuer or the Insurance Group, and which shall initially mean the Group Supervision Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Issuer or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Issuer or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such Notes.
“BMA Redemption Requirements”, notwithstanding anything to the contrary herein, means (i) prior to March 31, 2025, the Notes may be redeemed only with BMA Approval, and (ii) the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless, in the case of each of clauses (i) and (ii) the Issuer or a subsidiary of the Issuer replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules, provided that if under Applicable Supervisory Regulations no such consent is required at the time in order for the Notes to qualify, or continue to qualify, as applicable, as Tier 3 Capital of the Issuer or the Insurance Group, clause (i) shall not apply.
“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in the Issuer’s industry operating under similar circumstances in carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not subsidiaries of the Issuer in either public offerings or private placements.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date).
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act, or, should the Insurance Act or the Group

Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Issuer or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Final Maturity Date” means (a) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (b) otherwise, following the Scheduled Maturity Date, the earlier of (i) the date falling ten Business Days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (ii) the date on which a Winding-Up of the Issuer occurs.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of the Issuer that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the BMA is the group supervisor.
“Junior Subordinated Notes” means the 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 issued by Enstar Finance LLC.
“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
(1)    trading in securities generally (or in the Issuer’s common shares, preference shares or other securities specifically) on the New York Stock Exchange, any other U.S. national or international securities exchange or over-the-counter market on which the Issuer’s common shares and/or preference shares and/or other securities are then listed or traded shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;

(2)    the Issuer would be required to obtain the consent or approval of the Issuer’s common or preference shareholders (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding the Issuer’s Commercially Reasonable Efforts to obtain that consent or approval;
(3)    a banking moratorium shall have been declared by the federal or state authorities of Bermuda, the United Kingdom, the United States and/or any member state of the European Economic Area (“EEA”) and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(4)    a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(5)    Bermuda, the United Kingdom, the United States, and/or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States, and/or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States, and/or any member state of the EEA or there shall have occurred any other national or international calamity or crisis (including any pandemic or epidemic) and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(6)    there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(7)    an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in the Issuer’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in the Issuer’s reasonable judgment, is not otherwise required by law and would have an adverse effect on the Issuer’s business in any material respect, (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede, delay or otherwise negatively affect the Issuer’s ability to consummate that transaction or (c) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in the Issuer’s reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by the Issuer’s management pending further information from brokers, cedants or insureds; provided that no single suspension period described in this clause (7) shall exceed 90 consecutive days and multiple suspension periods described in this clause (7) shall not exceed an aggregate of 90 days in any 180-day period; or
(8)    the Issuer reasonably believes that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the Commission or any other securities regulatory authority or exchange to which the Issuer is subject (for reasons other than those described in the immediately preceding clause (7)) and the Issuer is unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this clause (8) shall exceed 90 consecutive days and multiple suspension periods described in this clause (8) shall not exceed an aggregate of 90 days in any 180-day period.
“Qualifying Securities” means any securities (other than the Issuer’s common shares, rights to purchase the Issuer’s common shares and securities convertible into or exchangeable for the Issuer’s common shares, such as preference shares that are convertible into the Issuer’s common shares) having equal or better capital treatment as the capital represented by the Notes under the Group Rules.
“Reference Treasury Dealer” means (a) each of Barclays Capital Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC or their affiliates that are primary U.S. government securities dealers and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Issuer shall substitute another Primary Treasury Dealer and (b) two other Primary Treasury Dealers that the Issuer selects.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the redemption date.
“Scheduled Maturity Date” means September 1, 2031.
“Solvency Test Date” means March 1, 2031 (the date that is six months prior to the Scheduled Maturity Date).
“Tax Event” means, with respect to the Notes, if at any time the Issuer receives an opinion of counsel that as a result of (i) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other Taxing Jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (ii) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any Taxing Jurisdiction, which action is applied generally or is taken with respect to the Issuer, or a decision rendered by a court of competent jurisdiction in a Taxing Jurisdiction whether or not such decision was rendered with respect to the Issuer), the Issuer will be required as of the next Interest Payment Date to pay Additional Amounts with respect to the Notes as provided in Section 3.11 of the Indenture and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.
“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
“Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the Holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
ARTICLE II

General Terms and Conditions of the Notes
SECTION 2.1. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “3.100% Senior Notes due 2031,” which is not limited in aggregate principal amount. The aggregate principal amount of the Notes to be issued as of the date hereof shall be $500,000,000.
SECTION 2.2. Further Issues. So long as no Event of Default shall have occurred and be continuing with respect to the Notes at the time of such issuance, the Issuer may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes, but may have a different issue date, issue price, initial interest accrual date and initial Interest Payment Date. Any such additional Notes, together with any other Notes previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided that if any such additional Notes would not be fungible with the outstanding Notes for U.S. federal income tax purposes, the Issuer shall cause such additional Notes to be issued with a separate CUSIP number.
SECTION 2.3. Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 24, 2021 at the rate of 3.100% per annum, payable semi-annually in arrears; the dates on which such interest shall be payable are March 1 and September 1 (each an “Interest Payment Date”), commencing on March 1, 2022; interest payable on each Interest Payment Date will include interest accrued from August 24, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; and the record date for the determination of Holders to whom interest is payable on any Interest Payment Date is the close of business on the February 15 or August 15, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.
SECTION 2.4. Offices for Payments, Etc. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York, in Dollars; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided further, however, that all payments in respect of Notes in the form of global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary. In any case where the date of maturity or date of payment of interest on, premium, if any, or principal of any Note or the date fixed for redemption of the Notes is not a Business Day, then the relevant payment need not be made on such date but may be made on the next Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the intervening period. The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Issuer in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York.
SECTION 2.5. Redemption.
(a) The Issuer may, at its option, subject to the BMA Redemption Requirements, redeem the Notes, at any time or from time to time, either in whole or in part. At any time prior to March 1, 2031 (the date that is six months prior to the Scheduled Maturity Date of the Notes) (the “Par Call Date”), the redemption price to be paid by the Issuer shall equal the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (excluding interest accrued to the redemption date and assuming that the Notes mature on the Par Call Date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 30 basis points. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. On or after the Par Call Date, the redemption price to be paid by the Issuer shall equal 100% of the principal amount of the Notes to be redeemed.
(b) In addition to the redemption price, the Issuer will pay accrued and unpaid interest, if any, on the Notes to, but excluding, the redemption date.
(c) The Issuer will provide notice of any redemption at least 15 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, in accordance with the provisions of Section 11.4 and Section 12.2 of the Indenture. Each such notice shall specify the date fixed for redemption, the places of redemption and the redemption price at which such Notes are to be redeemed (or the manner of calculating such redemption price if not then determinable), and shall state that payment of the redemption price of such Notes or portion thereof to be redeemed will be made on surrender of such Notes at such places of redemption.
(d) Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
(e) If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the Depositary, in the case of Notes in the form of global Securities, or, otherwise, by the Trustee by lot.
(f) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or transferred through a book-entry system) in the name of the Holder thereof upon cancellation of the original Note. No Notes of $2,000 or less will be redeemed in part.
SECTION 2.6. Mandatory Redemption. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
SECTION 2.7. Denominations. The Notes will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.8. Global Securities. The Notes will be issued as Registered Securities in the form of one or more permanent global Securities.
SECTION 2.9. Additional Amounts. The provisions of Section 3.11 of the Indenture will apply to the Notes.
SECTION 2.10. Redemption for Tax Purposes. Solely for purposes of the Notes, Section 3.12 of the Indenture is replaced in its entirety with the following: “The Issuer may, at its option, subject to the BMA Redemption Requirements, redeem the Notes, at any time, in whole but not in part, following the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date. If the Issuer elects to redeem the Notes under this provision, the Issuer will give written notice of such election at least 15 days but no more than 60 days before the redemption date to the Trustee and the Holders of the Notes. Interest on the Notes will cease to accrue as of the redemption date unless the Issuer defaults in the payment of the redemption price set forth in this Section 3.12.”
SECTION 2.11. Limitation on Liens on Stock of Significant Subsidiaries. Solely for purposes of the Notes, Section 3.13 of the Indenture is replaced in its entirety with the following: “The Issuer shall not, nor shall it permit any Subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any Indebtedness secured by any Lien, on any shares of Capital Stock of any Significant Subsidiary.”
SECTION 2.12. Supplemental Indentures.
(a) Section 8.1(i) of the Indenture shall not apply to the Notes.
(b) Solely for purposes of the Notes, Section 8.1(iv) of the Indenture is replaced in its entirety with the following: “(iv) to cure any ambiguity or to correct or supplement any provision contained herein or in the Supplemental Indenture which may be defective or inconsistent with any other provision contained herein, in the Supplemental Indenture, or in the prospectus or the prospectus supplement with respect to the Notes or to make any other provisions as the Issuer may deem necessary or desirable with respect to matters or questions arising under this Indenture, provided that no such action shall materially adversely affect the interests of the Holders of the Notes”.
(c) Notwithstanding anything to the contrary in Section 8.2(a) of the Indenture, no supplemental indenture may, without the consent of each Holder of an affected Note and the

BMA, change the stated maturity of, the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any of the Notes.
SECTION 2.13. Ranking. The Notes will represent the Issuer’s unsecured obligations and will rank equally with all of the Issuer’s other existing and future unsecured unsubordinated indebtedness. The Notes will rank senior in right of payment to the Issuer’s guarantee of the Junior Subordinated Notes and any future subordinated indebtedness the Issuer incurs. The Notes will be contractually subordinated in right of payment to all obligations of the Issuer’s subsidiaries (other than the Issuer’s finance subsidiary Enstar Finance LLC) including all existing and future policyholder obligations of the Issuer’s subsidiaries.
SECTION 2.14. Appointment of Agents. The Trustee will initially be the paying agent, registrar and custodian for the Notes.
SECTION 2.15. Satisfaction and Discharge; Defeasance. The provisions of Article 10 of the Indenture will apply to the Notes.
SECTION 2.16. Depositary. The Depository Trust Company, a New York corporation, will initially act as Depositary with respect to the Notes.
SECTION 2.17. Conditions to Redemption and Repayment.
(a) In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each Interest Payment Date until the first date on which final payment on the Notes may be made as described in Section 4.1, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest in the manner and subject to the BMA Redemption Requirements.
(b) Notwithstanding any provision of the Notes, this Supplemental Indenture or the Indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an Event of Default nor a default of any kind with respect to the Notes, and will not give Holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies pursuant to Article 5 of the Indenture or otherwise.
(c) An Officer’s Certificate relating to the Notes in connection with repayment or any redemption under this Article II certifying that (i) the BMA Redemption Requirements have not been met or would not be met if the Notes were repaid or the applicable redemption payment were made, (ii) the BMA Redemption Requirements have been met and would continue to be met if the Notes were to be repaid or the applicable redemption payment were made or (iii) no such BMA Redemption Requirements apply shall, in the absence of manifest error, be treated and accepted by the Trustee, the Holders and all other interested parties as correct and sufficient evidence thereof and shall be final and binding on such parties. The Trustee shall be entitled to rely conclusively on such Officer’s Certificate without liability to any Person and shall have no duty to ascertain the existence of any such manifest error.
SECTION 2.18. Electronic Authentication. The Notes may be authenticated by the Trustee by the manual, facsimile or electronic signature of one of its authorized signatories.

ARTICLE III

Form of Notes
SECTION 3.1. Form of Notes. The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.
ARTICLE IV

Repayment and Redemption
SECTION 4.1. Repayment at Final Maturity Date.
(a) Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date.
For the avoidance of doubt, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an Event of Default nor a default of any kind and will not give Holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.
(b) If
(1)    as of the Solvency Test Date or any date thereafter and including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, the Issuer (i) does not have sufficient capital to satisfy the Enhanced Capital Requirement (the “First ECR Condition”) or (ii) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes (the “Second ECR Condition” and, together with the First ECR Condition, each an “ECR Condition”), the Issuer will be required to promptly begin using Commercially Reasonable Efforts, subject to the existence of a Market Disruption Event, to raise proceeds from the issuance of Qualifying Securities in an amount at least equal to the principal amount of the Notes due to be repaid (the “Replacement Capital Obligation”);
(2)    on or after the Solvency Test Date and prior to the Scheduled Maturity Date, the Issuer is unable to satisfy any ECR Condition, the Issuer shall, within ten Business Days of the principal executive officer or the principal financial officer of the Issuer becoming aware of the Issuer’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the Holders of the Notes); provided, however, that the Issuer shall provide any such notice no later than the Business Day immediately preceding the Scheduled Maturity Date; and
(3)    the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established,

then
(i)    the Issuer shall promptly notify the Trustee in writing of such Final Maturity Date (and direct the Trustee to transmit such notice to the Holders of the Notes); and
(ii)    if the Issuer will then be unable to satisfy any ECR Condition as of such Final Maturity Date, the Issuer shall, promptly after the principal executive officer or the principal financial officer of the Issuer becomes aware of the Issuer’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the Holders of the Notes); provided, however, that the Issuer shall provide any such notice no later than the Business Day immediately preceding such Final Maturity Date.
If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the Solvency Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (an “RCO Satisfying Issuance”), then (a) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (b) the Issuer shall promptly notify the Trustee of such RCO Satisfying Issuance in writing (and direct the Trustee to transmit such notice to the Holders of the Notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (a) an RCO Satisfying Issuance, (b) the BMA Redemption Requirements being satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated or (c) the occurrence of an Event of Default. Accordingly, the Replacement Capital Obligation will cease to apply if the Issuer is able to restore its compliance with the Enhanced Capital Requirement, after giving effect to repayment of the Notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the Notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.
The Issuer’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, shall constitute a breach of a covenant hereunder (a “Replacement Capital Obligation Default”), but it shall not in any case constitute a default or an Event of Default hereunder or give rise to a right of acceleration of payment of the Notes or any other remedy under the terms of the Indenture or the Notes. The sole remedy for a breach of such covenant is for the Trustee (at the direction of the required Holders) or the Holders of at least 25% in aggregate principal amount of the Notes, subject to Section 5.6 of the Indenture, to bring suit for specific performance of the Issuer’s obligations with respect to such covenant to use such Commercially Reasonable Efforts with respect to the Replacement Capital Obligation.
For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if the Issuer would continue to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the Notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.
(c) If the Issuer is subject to a Replacement Capital Obligation, the Issuer may provide written certification to the Trustee (and direct the Trustee to transmit such notice to the Holders of the Notes) within ten Business Days of the later of (a) the occurrence of a Market

Disruption Event or (b) the beginning of the period of the Replacement Capital Obligation (if such Market Disruption Event occurred prior to the Replacement Capital Obligation period beginning and is continuing) certifying that a Market Disruption Event has occurred and is continuing. If such notice is provided, the Issuer will be excused from the Issuer’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 90 consecutive days following such certification. The Issuer may extend a suspension period by providing written certification to the Trustee (and direct the Trustee to transmit such notice to the Holders of the Notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, the Issuer’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation will be excused for an additional 60 consecutive days following such further certification. Following the expiration of the applicable suspension period, the Issuer’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. The Issuer’s ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event (if applicable). Notwithstanding the foregoing time limitations as to suspension in connection with a particular Market Disruption Event, the suspension of the Issuer’s obligations pursuant to the foregoing shall not prohibit the further suspension of obligations in connection with, and the Issuer shall be entitled to provide separate notices with respect to, any separate and distinct Market Disruption Event(s). In addition, for the avoidance of doubt, the Issuer shall not be prohibited during any suspension of the requirements to use Commercially Reasonable Efforts during a Market Disruption Event from issuing any Qualifying Securities.
For the avoidance of doubt, subject to Section 6.1 of the Indenture, the Trustee shall have no responsibility to make any determinations or calculations under the Indenture or this Supplemental indenture; nor shall it be charged with monitoring or knowledge of (a) the Replacement Capital Obligation or any terms thereof, which collectively shall be the Issuer’s responsibility, (b) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the Holders of the Notes, (c) whether Commercially Reasonable Efforts have been made, (d) whether the conditions to redemption and repayment have been satisfied, (e) whether the BMA Redemption requirements have been satisfied, (f) whether a Market Disruption Event has occurred, (g) whether the Final Maturity Date has occurred or (h) whether an ECR Condition has been met.
ARTICLE V

Remedies of the Trustee and Securityholders on Event of Default
SECTION 5.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. Solely with respect to the Notes, Section 5.1(a) through (h) shall supersede and replace Section 5.1(a) through (h) below of the Indenture in its entirety as follows:
“SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default,” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal of, or premium, if any, on any of the Securities of such series as and when the same shall become due and payable, other than if the Issuer is required to postpone payment due to failure to satisfy the BMA Redemption Requirements, in accordance with this Supplemental Indenture; or
(c) INTENTIONALLY OMITTED; or
(d) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities of such series (other than a covenant or agreement in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in this Indenture (other than a covenant or agreement included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series; provided, however, notwithstanding the foregoing, a Replacement Capital Obligation Default, including, without limitation, the Issuer’s failure to use Commercially Reasonable Efforts or to otherwise satisfy the Replacement Capital Obligation or any covenant contained in such section shall in no case be a default or an “Event of Default” and shall not allow any acceleration or any other remedy with respect to the Notes; provided further that the only remedy for a breach of such covenant shall be an action for specific performance with respect to such covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation; or
(e) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Issuer under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or of its or their property, or for the winding up or liquidation of its or their affairs, shall have been entered, and such decree or order shall have remained in force and unstayed for a period of 90 days;
(f) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;
(g) an event of default, as defined in any one or more mortgages, indentures, instruments, bonds, debentures, notes or other similar instruments under which there may be issued, or by which there may be secured or evidenced, any indebtedness (other than the Securities of such series or nonrecourse obligations) (“Specified Indebtedness” ) in the aggregate principal amount in excess of $100,000,000 for money borrowed by the Issuer or the Subsidiaries shall occur (after giving effect to any applicable grace period), if such event of default shall result in the acceleration of such Specified Indebtedness prior to its expressed maturity unless such Specified Indebtedness is discharged or such acceleration is cured, waived, rescinded or annulled within 30 days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee or to the Issuer and the Trustee by the

Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series which notice shall state that it is a “Notice of Default” hereunder; or
(h) INTENTIONALLY OMITTED.”
SECTION 5.2. Waiver of Replacement Capital Obligation Default. At any time after a Replacement Capital Obligation Default has occurred and is continuing, the Holders of a majority in aggregate principal amount of the Notes may, on behalf of the Holders of all Notes, waive any such Replacement Capital Obligation Default and its consequences with respect to the Notes.
ARTICLE VI

Miscellaneous
SECTION 6.1. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.
SECTION 6.2. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof.
SECTION 6.3. New York Law to Govern; Waiver of Jury Trial.
(a) This Supplemental Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.
(b) EACH OF THE ISSUER, THE TRUSTEE AND THE HOLDERS BY THEIR ACCEPTANCE OF ANY NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 6.4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 6.5. Separability Clause. If any provision of this Supplemental Indenture or of the Notes, or the application of any such provision to any Person or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Supplemental Indenture or of the Notes, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ENSTAR GROUP LIMITED
By:	/s/ Orla Gregory
Name: Orla Gregory
Title: Chief Operating Officer and Acting Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON, AS TRUSTEE
By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A
[FORM OF FACE OF SECURITY]
THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY (I) DTC TO A NOMINEE OF DTC OR (II) A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ENSTAR GROUP LIMITED
3.100% Senior Notes due 2031

No. __________ $_____________	CUSIP No. 29359U AC3 ISIN No. US29359UAC36

Enstar Group Limited, an exempted company formed under the laws of Bermuda (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [$ (_________) dollars] / [insert if global Security: the principal amount set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on the Final Maturity Date (as defined in the Indenture referenced on the reverse hereof), and to pay interest thereon from August 24, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing March 1, 2022, at the rate of 3.100% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose or otherwise in accordance with the terms of the Indenture referred to on the reverse hereof in Dollars.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:	ENSTAR GROUP LIMITED
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]
This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under the senior indenture, dated as of March 10, 2017 (herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Fourth Supplemental Indenture, dated as of August 24, 2021 (herein called the “Supplemental Indenture,” and together with the Base Indenture, herein called the “Indenture”), between the Issuer and the Trustee and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $_____________.
The Securities of this series shall be redeemable at the option of the Issuer in accordance with Section 2.5 and Section 2.10 of the Supplemental Indenture.
The Issuer shall be obligated to pay Additional Amounts in respect of the Securities of this series in accordance with Section 3.11 of the Base Indenture.
The Securities of this series will represent the Issuer’s unsecured obligations and will rank equally with all of the Issuer’s other existing and future unsecured unsubordinated indebtedness. The Securities of this series will rank senior in right of payment to the Issuer’s guarantee of the Junior Subordinated Notes and any future subordinated indebtedness the Issuer incurs. The Securities of this series will be contractually subordinated in right of payment to all obligations of the Issuer’s subsidiaries (other than the Issuer’s finance subsidiary Enstar Finance LLC) including all existing and future policyholder obligations of the Issuer’s subsidiaries.
The Indenture contains provisions for discharge and defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of this series under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series, on behalf of the Holders of all Securities of this series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Further, at any time after a Replacement Capital Obligation Default has occurred and is continuing, the Holders of a majority in aggregate principal amount of the Notes may, on behalf of the Holders of all Notes, waive any such Replacement Capital Obligation Default and its consequences with respect to the Notes. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture, subject to certain limitations therein set forth.
The Securities of this series are issuable only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Security)
Your Name:
Date:
Signature
Guarantee:	*

*     NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
The initial Outstanding principal amount of this global Security is $__________.
The following exchanges of an interest in this global Security for an interest in another global Security or for a Security in definitive form, exchanges of an interest in another global Security or a Security in definitive form for an interest in this global Security, or exchanges or purchases of a part of this global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this global Security	Amount of increase in Principal Amount of this global Security	Principal Amount of this global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian